Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of CPAC, Inc. ("CPAC") on Form 10-Q/A for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Thomas N. Hendrickson, Chief Executive Officer and Thomas J. Weldgen, Chief Financial Officer of CPAC, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of CPAC, Inc.
/s/ Thomas N. Hendrickson Thomas N. Hendrickson Chief Executive Officer July 19, 2005
/s/ Thomas J. Weldgen Thomas J. Weldgen Chief Financial Officer July 19, 2005

Issuer Statement

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to CPAC, Inc. and will be retained by CPAC, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of CPAC, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-Q/A), irrespective of any general incorporation language contained in such filing.

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